Filed Pursuant to Rule 424(b)(3)
Registration No: 333-273277
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 17, 2023)
$

Concentrix Corporation
  % Senior Notes due 20
Concentrix Corporation, a Delaware corporation (“we” or “Concentrix”), is offering $   million aggregate principal amount of    % Senior Notes due 20   (the “notes”). We will pay interest on the notes semi-annually in arrears on     and     of each year, beginning on    , 2026. The notes will mature on    , 20  . The interest rate payable on the notes will be subject to adjustments from time to time as discussed in this prospectus supplement under the heading “Description of the Notes—Interest Rate Adjustment.”
We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement. If a change of control triggering event as described in the accompanying prospectus occurs with respect to the notes, we will be required to offer to repurchase the notes from the holders thereof on the terms described in this prospectus supplement and the accompanying prospectus. See “Description of the Notes—Redemption—Optional Redemption” herein and “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.
The notes will be general unsecured debt obligations of Concentrix and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Concentrix.
The notes will constitute a new class of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system.

Investing in the notes involves a significant degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

Per Note	Total
Initial public offering price(1)%	$
Underwriting discount %	$
Proceeds, before expenses, to Concentrix Corporation(1)%	$

(1)	Plus accrued interest, if any, from , 2026 to the date of delivery, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the account of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear system, against payment therefor on or about    , 2026.
Joint Book-Running Managers

BofA Securities	J.P. Morgan

The date of this prospectus supplement is    , 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the notes. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell to the public separately or together in any combination the securities described in the accompanying prospectus, including the notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.
This prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If the information in this prospectus supplement is different from, or inconsistent with, the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
S-ii

Summary
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision, including in particular the information set forth and referred to under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and therein. We describe the documents that we incorporate by reference under the caption “Where You Can Find More Information” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement to “we,” “our” and “us” refer to Concentrix Corporation and, unless the context requires otherwise, its subsidiaries.
Concentrix Corporation
We are a global technology and services leader that powers exceptional brand experiences and digital operations for more than 2,000 clients across the globe. We design, build, and run fully integrated, end-to-end solutions — including customer experience (“CX”) process optimization, technology innovation and design engineering, front- and back-office automation, analytics, and business transformation services — for clients in five primary industry verticals. Our solutions help our clients drive deep understanding, full lifecycle engagement, and differentiated customer experiences for their brands.
We strive to deliver exceptional services globally, supported by our deep industry knowledge, technology and security practices, talented people, and digital and analytics expertise. Our differentiated portfolio of solutions supports Fortune Global 500 and new economy companies across the globe in their efforts to deliver an optimized, consistent brand experience across all channels of communication, including voice, chat, email, generative artificial intelligence (“AI”) and agentic AI-powered self-service, social media, asynchronous messaging, and other custom applications.
We have strong relationships with global brands and are a partner of choice for industry leaders, including more than 160 Fortune Global 500 clients as of November 30, 2025. We believe in deepening and broadening our support of clients over the long term to build enduring relationships, and we prioritize the pursuit of clients in verticals characterized by high growth, high transaction volume, high levels of compliance and security, and steep barriers to entry. Our average client tenure for our top 30 clients is 16 years. Our strategic verticals include:
•	technology and consumer electronics;
•	retail, travel and e-commerce;
•	communications and media;
•	banking, financial services and insurance; and
•	healthcare.
Through our technology-infused solutions, our clients benefit from having a single partner that can deliver integrated solutions at scale, enabling them to address the entirety of the customer journey, from acquisition to support to renewal. Our end-to-end capabilities and broad service offerings help our clients acquire, retain, and improve the lifetime value of their customer relationships while optimizing their back-office processes.
We combine global consistency with local expertise, enhancing the end user experience for our clients’ customers through services rendered by a team of approximately 455,000 employees and staff, which we refer to as game-changers, across approximately 483 locations in 74 countries and six continents in the languages that are relevant to our clients and their customers.
We trace our roots to 2004 when SYNNEX Corporation, now known as TD SYNNEX Corporation (“TD SYNNEX”), acquired BSA Sales, Inc. (“BSA Sales”), a company with 20 employees focused on helping clients through outsourced sales and marketing services. In 2006, TD SYNNEX combined New York-based Concentrix with BSA Sales under the Concentrix name, with the goal of bringing technology and innovation into businesses to help clients reimagine and design the next generation of experiences. Concentrix Corporation was incorporated in Delaware in December 2009. In December 2020, Concentrix was separated from TD SYNNEX through a tax-free distribution of all of the issued and outstanding shares of our common stock to TD SYNNEX stockholders (such separation and distribution, the “spin-off”). As a result of the spin-off, we became an independent public company and our common stock commenced trading on the Nasdaq Stock Market under the symbol “CNXC” on December 1, 2020. Our principal executive offices are located at 39899 Balentine Drive, Suite 235, Newark, California 94560 and our telephone number is (800) 747-0583. Our website address is www.concentrix.com. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

The Offering
The terms of the notes are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Concentrix Corporation, a Delaware corporation.
Securities Offered
$    aggregate principal amount of    % Senior Notes due 20   (the “notes”).
Maturity Date
The notes will mature on    , 20  .
Interest Rate; Interest Rate Adjustment
The notes will accrue interest at a rate of   % per year. The interest rate payable on the notes will be subject to adjustment from time to time if any of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) or Fitch Ratings, Inc. (“Fitch”) (or, in each case, a substitute rating agency therefor), downgrades (or subsequently upgrades) the debt rating of the notes, as set forth under “Description of the Notes—Interest Rate Adjustment” in this prospectus supplement.
Interest Payment Dates
Interest on the notes will be payable semi-annually in arrears on each     and    , beginning on    , 2026.
Ranking
The notes will be our general unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness.
Holders of any of our future secured indebtedness and other secured obligations will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding. The notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries (other than indebtedness and liabilities owed to us, if any).
No Guarantees
The notes will not be guaranteed by any of our subsidiaries.
Optional Redemption
We may redeem the notes at our option, in whole or in part, at any time at a redemption price determined as set forth under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.
Change of Control Triggering Event
Upon the occurrence of a “change of control triggering event,” as defined under “Description of Debt Securities” in the accompanying prospectus, unless we have exercised our option to redeem the notes, each holder will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but not including, the repurchase date. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.
Use of Proceeds
We expect that the net proceeds to be received by us from the sale of the notes offered hereby will be approximately $    million, after deducting the underwriting discount and estimated offering fees and expenses payable by us. We intend to use the net proceeds from the sale of the notes in this offering, together with other available funds, as necessary, to redeem or otherwise repay at or prior to maturity all or a portion of our 6.650% Senior Notes due August 2, 2026 (the “2026 notes”), of which $800 million aggregate principal amount is outstanding as of the date hereof, and pay related fees and expenses. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Certain of the underwriters and/or their respective affiliates and associated persons may own a portion of the 2026 notes. If any of the underwriters, together with their respective affiliates and associated persons, receive at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes, such underwriters will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”
Form and Minimum Denominations
The notes will be represented by one or more global securities registered in the name of the nominee of DTC. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Further Issuances
We may, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby in all respects (except for the issue date, price to public and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series and vote as a single class with the notes offered hereby; provided that if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
No Public Market
The notes are new securities and there is currently no established trading market for the notes. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, liquid markets for the notes may not be available if you try to sell your notes. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.
Trustee
The trustee for the notes will be U.S. Bank Trust Company, National Association (the “trustee”).
Risk Factors
Investing in the notes involves a significant degree of risk. For a discussion of factors you should carefully consider before deciding to purchase the notes, see “Risk Factors” and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
An investment in the notes involves a significant degree of risk. You should carefully consider the following risk factors regarding the notes and this offering, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase the notes. The risks and uncertainties described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our financial condition and business operations. If any of the following risks actually occur, our business’s financial condition and operating results would suffer. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to Concentrix
See the discussions of risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the year ended November 30, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in the notes.
Risks Related to the Notes
The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the property securing that indebtedness.
The notes will not be secured by any of our assets. We may incur secured debt in the future, and the indenture (as defined in the accompanying prospectus) does not limit the amount of indebtedness (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, provided that, subject to significant exceptions, we may not subject certain of our property or assets to any lien (other than permitted liens) unless the notes are secured equally and ratably with or prior to that other secured indebtedness. As of November 30, 2025, we did not have any secured indebtedness. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our secured debt has been paid in full. Holders of the notes will share in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.
The notes will be senior unsecured debt obligations of Concentrix and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Concentrix. As of November 30, 2025, Concentrix had $4.6 billion of senior indebtedness that would have ranked equally in right of payment with the notes.
The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.
Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. You will not have any claim as a creditor against our subsidiaries (unless and only to the extent any subsidiaries guarantee the notes, which none of our subsidiaries are obligated to do), and therefore the notes will be structurally subordinated to all indebtedness and other obligations of each subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of such subsidiary, all of the holders of such subsidiary’s debt and other creditors (including trade creditors) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment. As of November 30, 2025, Concentrix’ subsidiaries had a total of approximately $537 million of indebtedness outstanding.
In addition, the indenture does not contain any limitation on each subsidiary’s ability to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables and lease obligations, that may be incurred by each subsidiary. Further, the indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. The indenture also does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

We may incur additional indebtedness in the future, which could adversely affect our financial health.
As of November 30, 2025, we had approximately $4.6 billion of total debt, of which $65.6 million was then current. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts associated with our indebtedness. Further, our debt service obligations will require us to use a portion of our cash flow to pay interest and principal on debt instead of for other corporate purposes. The indenture contains limited covenants, and those covenants do not restrict our or our subsidiaries’ ability to incur additional debt or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to incur additional debt and take other actions that are not limited by the indenture could have the effect of diminishing our ability to make payments on the notes when due.
We may not be able to repurchase the notes upon a change of control triggering event.
Upon the occurrence of a change of control triggering event (as defined in the indenture) with respect to the notes, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding the repurchase date. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus. Additionally, under our Second Amended and Restated Credit Agreement, dated as of April 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”), a change of control (as defined therein) constitutes an event of default that permits the lenders thereunder to accelerate the maturity of loans outstanding under the Restated Credit Agreement and to terminate all commitments to lend thereunder. We expect that the source of funds for any purchase of the notes and repayment of borrowings under our Restated Credit Agreement would be our available cash or cash generated from our subsidiaries’ operations or other sources. We may not be able to purchase the notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control triggering event and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the Restated Credit Agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.
The exercise by the holders of notes of their right to require us to purchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain the requisite consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under our other indebtedness.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.
One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.
Certain corporate events may not trigger a change of control, in which case we will not be required to redeem the notes.
The indenture will permit us to engage in certain corporate events that could increase indebtedness or alter our business but would not constitute a “change of control” as defined in the indenture. As a result of the definition of “change of control,” certain extraordinary corporate events could take place without having the “change of control” provision of the notes apply. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.
The notes will be a new issuance of securities for which there is no established trading market. The underwriters of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and, if commenced, may discontinue their market-making activities at any time without notice.
Therefore, an active market for the notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes. In such case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:
•	the number of holders of the notes;
•	prevailing interest rates;
•	our operating performance and financial condition;
•	the interest of securities dealers in making a market for them; and
•	the market for similar securities.
Even if an active trading market for the notes does develop, there is no guarantee that it will continue. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.
We may choose to redeem the notes when prevailing interest rates are relatively low.
The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of the Notes—Redemption—Optional Redemption.”
An increase in market interest rates could result in a decrease in the value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Our credit ratings, including the debt ratings applicable to the notes, may not reflect all risks of an investment in the notes and are subject to change, and changes in our credit ratings may adversely affect your investment in the notes.
Credit rating agencies periodically review and update their ratings for the companies that they follow, including us, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. The ratings of our indebtedness are an assessment by such rating agencies of our ability to pay our debts when due. The debt ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. Agency credit ratings are not recommendations to purchase, hold or sell the notes, in as much as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. Other rating agencies with whom we have not engaged may publish their own ratings of us. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.
In February 2026, Fitch revised the rating of our long-term senior unsecured debt to BBB with a negative outlook, in November 2025, S&P revised our rating to BBB- with a stable outlook and in February 2025, Moody’s revised our rating to Baa3 with a negative outlook. The agencies may further revise their ratings in response to changing macroeconomic conditions or in response to a change in our financial forecasts or liquidity position. The agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. The consummation or proposed consummation of various corporate transactions may also cause the agencies to change our credit ratings. These transactions may include, among other things, potential acquisitions of business development targets of various sizes and structures, our entry into a new or replacement credit facility or financing arrangement or the re-pricing or re-negotiation of any business development transaction. Additionally, each agency’s rating should be evaluated independently of any other agency’s rating.
If any credit rating agencies further downgrade our credit ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price and liquidity of the notes, and you may not be able to resell your notes without a substantial discount. Any such downgrade or indication of a negative outlook could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the notes). In particular, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to the notes, as described in “Description of the Notes—Interest Rate Adjustment” in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend that the “safe harbor” for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. These factors include those discussed in the risk factors described in Part I, Item 1A and in the “Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended November 30, 2025, which you should review carefully before placing any reliance on our financial statements or disclosures. Such factors include, among others, the following:
•
risks related to general economic and geopolitical conditions and their effects on our clients’ businesses and demand for our services, including consumer demand, interest rates, inflation, international tariffs and global trade policies, supply chains, and the conflicts in Ukraine and the Middle East, and tensions between India and Pakistan;

•	cyberattacks on our or our clients’ networks and information technology systems;
•	uncertainty around and disruption from, new and emerging technologies, including the adoption and utilization of AI, including agentic AI and generative AI;
•	failure of our staff and contractors to adhere to their or their clients’ controls and processes;
•	the inability to protect personal and proprietary information;
•	the effects of communicable diseases or other public health crises, natural disasters, and adverse weather conditions;
•	geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of our operations;
•	our ability to successfully execute our strategy;
•	competitive conditions in our industry and consolidation of our competitors;
•	variability in demand by our clients or the early termination of our client contracts;
•	the level of business activity of our clients and the market acceptance and performance of their products and services;
•	the demand for end-to-end solutions and technology;
•	damage to our reputation through the actions or inactions of third parties;
•
changes in law, regulations or regulatory guidance, or changes in their interpretation or enforcement, including changes in law and policy that restrict travel or visas between countries in which we have operations;

•	the operability of our communication services and information technology systems and networks;
•	the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business;
•	increases in the cost of labor;
•	the inability to successfully identify, complete and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe;
•	higher than expected tax liabilities;

•	currency exchange rate fluctuations;
•	investigative or legal actions;
•	other factors referenced under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and in the accompanying prospectus; and
•	other unforeseen matters.
The foregoing list of factors that could affect future performance and the accuracy of forward-looking statements is not exhaustive. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

USE OF PROCEEDS
We expect the net proceeds from the sale of the notes offered hereby to be approximately $    million, after deducting the underwriting discount and estimated offering fees and expenses payable by us. We intend to use the net proceeds from the sale of the notes in this offering, together with other available funds, as necessary, to redeem or otherwise repay at or prior to maturity all or a portion of the 2026 notes, of which $800 million aggregate principal amount is outstanding as of the date hereof, and pay related fees and expenses. Pending final use, we may invest the proceeds from this offering in short term, investment grade, interest bearing securities.
The 2026 notes bear interest at a rate of 6.650% and are scheduled to mature on August 2, 2026. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2026 notes. Neither this prospectus supplement nor anything incorporated by reference herein constitutes a notice of redemption with respect to the 2026 notes or an obligation to issue any such notice of redemption.
Certain of the underwriters and/or their respective affiliates and associated persons may own a portion of the 2026 notes and receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire indenture, as amended and supplemented (including by the supplemental indenture establishing the terms of the notes), including the definitions of some terms, before you make any investment decision. References in this “Description of the Notes” to “we,” “our” and “us” refer only to Concentrix Corporation and not its subsidiaries.
General
The notes will be our general unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets that secured such indebtedness.
The indenture permits us to issue senior notes in an unlimited aggregate principal amount to be issued from time to time in one or more series. All senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. Thus, we may, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby in all respects (except for the issue date, the price to public and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series and vote as a single class with the notes offered hereby; provided that if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
Principal, Maturity and Interest
The notes will initially be limited to $    aggregate principal amount. The notes will mature on     , 20 . We will pay interest on the notes semi-annually in arrears on     and     of each year, beginning on     , 2026. Interest on the notes will accrue at the rate of    % per year and will start to accrue from the date that the notes are issued. We will make each interest payment to the holders of record of the notes at the close of business on the     or     immediately preceding the relevant interest payment date. Interest on the notes will be subject to adjustments as described below under “—Interest Rate Adjustment.”
Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, redemption date or the maturity date falls on a day that is not a Business Day (as defined below), the payment due on that interest payment date, redemption date or the maturity date will be made on the next Business Day and without any interest or other payment in respect of such delay.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment from time to time if any of Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating of the notes (a “rating”), or if a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s, S&P or Fitch (a “substitute rating agency”) downgrades (or subsequently upgrades) a rating of the notes, in each case as set forth below.
If the rating from Moody’s (or a substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table (or the equivalent rating, in the case of any substitute rating agency), the interest rate on the notes will increase such that it will equal the interest rate payable on the notes set forth on the cover page of this prospectus supplement plus the percentage set forth in the following table opposite that rating (plus, if applicable, the percentage set forth opposite the rating in the table under each of “S&P Rating” and “Fitch Rating”):

Moody’s Rating	Percentage
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

If the rating from S&P (or a substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table (or the equivalent rating, in the case of any substitute rating agency), the interest rate on the notes will increase such that it will equal the interest payable on the notes set forth on the cover page of the prospectus supplement plus the percentage set forth in the following table opposite that rating (plus, if applicable, the percentage set forth opposite the rating in the table under each of “Moody’s Rating” and “Fitch Rating”):

S&P Rating	Percentage
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

If the rating from Fitch (or a substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table (or the equivalent rating, in the case of any substitute rating agency), the interest rate on the notes will increase such that it will equal the interest payable on the notes set forth on the cover page of the prospectus supplement plus the percentage set forth in the following table opposite that rating (plus, if applicable, the percentage set forth opposite the rating in the table under each of “Moody’s Rating” and “S&P Rating”):

Fitch Rating	Percentage
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

If any of Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor) subsequently increases its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate on the notes equals the interest rate on the notes set forth on the cover page of this prospectus supplement plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor), shall be made independent of a ny and all other adjustments. In no event shall (1) the interest rate on the notes be reduced to below the interest rate on the notes set forth on the cover page of this prospectus supplement or (2) the total increase in the interest rate on the notes exceed 2.000% above the interest rate on the notes set forth on the cover page of this prospectus supplement. If Moody’s (or a substitute rating agency therefor) subsequently increases its rating of the notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, S&P (or a substitute rating agency therefor) subsequently increases its rating of the notes to BBB- (or its equivalent, in the case of a substitute rating agency) or higher and Fitch (or a substitute rating agency therefor) subsequently increases its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the notes will be decreased to the interest rate on the notes set forth on the cover page of this prospectus supplement. In addition, the interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any or all rating agencies) if the notes become rated Baa1, BBB+ and BBB+ (or the equivalent of any such rating, in the case of a substitute ratings agency) or higher by any two of Moody’s, S&P and Fitch (or, in any case, a substitute rating agency therefor).
If at any time Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the notes for any reason, we will use our commercially reasonable efforts to obtain a rating of the notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above (1) such substitute ratings agency will be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings will be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate for the notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agencies.
For so long as only one of Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor) provides a rating of the notes, the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate for the notes set forth on the cover page of this prospectus supplement plus twice any applicable percentage resulting from a decreased rating by the ratings agency continuing to provide a rating. Any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide a rating shall be twice the percentage set forth in the applicable table above; provided, that the total increase in the interest rate on the notes shall not exceed 2.000% above the interest rate for the notes set forth on the cover page of this prospectus supplement. No adjustments in the interest rate of the notes shall be made solely as a result of any of Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor) ceasing to provide a rating of the notes. If all of Moody’s, S&P and Fitch (or, in any case, a substitute rating agency therefor) cease to provide a rating, and no substitute rating agency has provided a rating, the interest rate on the notes will increase to, or remain at, as the case may be, 2.000% above the interest rate for the notes set forth on the cover page of this prospectus supplement.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. If Moody’s, S&P or Fitch (or, in any case, a substitute rating agency therefor) changes its rating of the notes more than once during any particular interest period, the last change by such agency during such interest period will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such rating agency’s action. If the interest payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.
Concentrix shall promptly (and in any event, within five Business Days) notify the trustee and the holders upon becoming aware of any decrease in the ratings assigned to the notes by any of Moody’s, S&P or Fitch (or any substitute rating agency therefor). Neither the paying agent nor the trustee shall have any obligation to monitor the rating assigned to the notes.
Form and Denomination
The notes will constitute a new series of securities under the indenture and will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC.
Redemption
Optional Redemption
Prior to     , 20   (    months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed from the redemption date to the Par Call Date, in each case discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined below) plus    basis points less (b) interest accrued on the notes to be redeemed to the redemption date; and

•	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date

On or after the Par Call Date, we may also redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.
Notice of any optional redemption of the notes may, at our discretion, be given in connection with a debt or equity offering or incurrence or other transaction (or series of related transactions), change of control or other event and prior to the completion or the occurrence thereof, and any such redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related debt or equity offering, incurrence, transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if we reasonably believe that any or all of such conditions will not be satisfied or waived. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.
Our actions and determinations in determining the redemption price on any redemption date shall be conclusive and binding for all purposes, absent manifest error.
We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate for the notes, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one or more with a maturity date preceding the Par Call Date and one or more with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.
Repurchase Upon Change of Control Triggering Event
The notes are subject to an option by each holder of the notes to require us to repurchase all or any part of that holder’s notes upon a Change of Control Triggering Event as described under the section entitled “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.
No Sinking Fund
The notes will not be subject to any sinking fund.
Book Entry System; Global Notes
We have obtained the following information concerning the Depositary Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Except as set forth below, the notes will initially be issued in the form of one or more global notes. The notes will be issued as fully-registered securities registered, at the request of DTC, in the name of Cede & Co. Except as set forth below, the global note or notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. One fully-registered security certificate will be issued for the notes in the aggregate principal amount of the notes, and will be deposited with DTC or the trustee on behalf of DTC. If, however, the aggregate principal amount of the notes exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount of the notes and an additional certificate will be issued with respect to any remaining principal amount of the notes. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC systems.
If you wish to hold notes through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear and Clearstream (both described below) participate in DTC through their New York depositaries (each, a “U.S. Depositary”). Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through direct participants.
DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global notes through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We and the trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.
Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its beneficial interest, to exercise any rights of a holder of notes under the indenture or a global note.
Notes represented by a global note can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and a successor depositary is not appointed within 90 days after receiving such notice;
•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days after receiving such notice;
•	we execute and deliver to the trustee and the registrar an officer’s certificate stating that the global note shall be so exchangeable; or
•	an Event of Default with respect to the notes represented by that global note has occurred and is continuing.
A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the trustee.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a debt security represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Payments on the notes represented by global notes will be made to DTC or its nominee, as the case may be, as the registered owner and the sole holder thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note and of corresponding detail information, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practice as is now the case with notes held for the accounts of customers registered in the names of nominees for such customers. The participants will have sole responsibility for those payments.
The laws of some states require certain purchasers of notes to take physical delivery of the notes in definitive form. These laws may impair your ability to transfer beneficial interests in a global note or notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in a global note or notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.
The Depository Trust Company
We understand that:

•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act;

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•
DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC;

•
access to the DTC system is also available to others such as securities brokers, dealers, banks, trust companies and others that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
Clearstream and Euroclear
We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that Clearstream is a limited liability company organized under Luxembourg law as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
We understand that the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price, which is the first price at which a substantial amount of the notes is sold to investors, excluding sales to the underwriters or to similar persons acting in the capacity of placement agents or wholesalers. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances (including holders that are directly or indirectly related to us), or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire their notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of the notes and U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar or that hold notes through a non-U.S. broker or other non-U.S. intermediary. This summary does not address any aspect of state, local or foreign taxation, the Medicare contribution tax or any U.S. federal tax other than U.S. federal income tax.
For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors.
We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax considerations described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.
This summary of material U.S. federal income tax considerations is for general information only and is not tax advice. If you are considering investing in the notes, you should consult your tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the tax consequences under the laws of any state, local or non-U.S. jurisdiction.
Effect of Certain Contingencies
We may be required, in certain circumstances, to pay amounts in excess of stated principal and interest (see “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus and “Description of the Notes—Interest Rate Adjustment” in this prospectus supplement) or to pay amounts in advance of their scheduled payments date. Such contingencies may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” If the notes were deemed to be contingent payment debt instruments, holders subject to U.S. federal income tax would be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s regular method of accounting for U.S. federal income tax purposes. Such yield may be higher than the stated interest rate on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes would be recharacterized as ordinary income. We intend to take the position that the likelihood that we will pay these excess or accelerated amounts is remote or these amounts are incidental, or it is “significantly more likely than not” that we will not pay these excess or accelerated amounts, and therefore that the notes should not be treated as contingent payment debt instruments, and we do not intend to treat them as such. Our position is binding on you unless you disclose that you are taking a contrary position in a manner required by applicable Treasury Regulations, but there is no assurance that the IRS will not take a position contrary to ours. Holders of notes should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
U.S. Holders
Interest
If the notes are issued at a discount from their stated redemption price at maturity, it is expected that any such discount will be less than the statutorily defined de minimis amount. Accordingly, interest on a note will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange or Other Taxable Disposition of a Note
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “Interest” above. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount such holder paid for the note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless the U.S. holder is an exempt recipient such as a corporation and, if requested, demonstrates this fact. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 24%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the trustee and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of Interest
Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of interest on a note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax as long as the non-U.S. holder:
•	does not conduct a trade or business in the United States with respect to which the interest is effectively connected;
•	does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;
•	is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and
•	satisfies the certification requirements described below.
The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.
A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:
•
the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net basis; or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.
A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or the tax is eliminated by an applicable income tax treaty.
To claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty is generally made on IRS Form W-8BEN or IRS Form W-8BEN-E.
In general, non-U.S. holders will be required to periodically update their IRS W-8 forms.
Sale, Exchange or Other Taxable Disposition of a Note
Subject to the discussions below concerning backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.
Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder that is described in clause (a) above will be subject to U.S. federal income tax on a net basis with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and such a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above. Except to the extent that an applicable income tax treaty otherwise provides, an individual non-U.S. holder who is described in clause (b) above will be subject to a flat 30% tax on gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding
Payments of interest to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on payments of interest on the notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds, including the return of principal, from a disposition, including a redemption, of notes paid to certain foreign entities unless various information reporting and other requirements are satisfied. This would generally apply in the case of debt obligations held through intermediaries who do not agree to satisfy such requirements or are not deemed to be compliant with the requirements of FATCA pursuant to an intergovernmental agreement or otherwise.
Under proposed Treasury Regulations, gross proceeds would not be subject to FATCA withholding. The preamble to such proposed Treasury Regulations, states that taxpayers and withholding agents may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.
No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on or dispositions of the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA. Prospective purchasers of the notes should consult their tax advisors regarding the effect, if any, of FATCA on their investment in the notes based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
General
We are offering the notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the principal amount of the notes listed next to its name in the following table:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Total	$

The underwriters have advised us that they are committed to purchase all the notes offered by us if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters propose to offer the notes directly to the public at the applicable initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of   % of the principal amount of the notes. Any such dealers may resell the notes to certain other brokers or dealers at a discount of up to    % of the principal amount of the notes. After the initial public offering of the notes, the initial public offering prices and the other selling terms may be changed by the underwriters. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of the notes made outside of the United States may be made by affiliates of the underwriters.
The underwriting discount is equal to the initial public offering price per note less the amount paid by the underwriters to us per note. The following table shows the per-note and total underwriting discount to be paid to the underwriters.

Paid by Us
Per Note	%
Total	$

We estimate that our total expenses of this offering, including registration fees, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $   million.
We have agreed to indemnify the underwriters, their affiliates and each person, if any, who controls an underwriter within the meaning of either Section 15 of the Securities Act or the Exchange Act, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have such notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time, or that the price you receive when you sell will be favorable.
During the period from the date hereof through and including the closing date of this offering, we have agreed to not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities of any series issued or guaranteed by us and having a tenor of more than one year.
In connection with this offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.
The underwriters may also impose a penalty bid on the notes. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of the notes be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction in which such an offer or a solicitation is unlawful.
Conflicts of Interest
Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their respective affiliates are arrangers, lenders, dealers or agents under certain of our debt facilities, including term or revolving credit facilities, and may receive customary fees in connection with their commitments thereunder. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We intend to use the net proceeds of this offering to redeem or otherwise repay all or a portion of our 2026 notes at or prior to maturity. See “Use of Proceeds.” Certain of the underwriters and/or their respective affiliates and associated persons may own a portion of the 2026 notes. If any of the underwriters, together with their respective affiliates and associated persons, receive at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121.

Settlement
The underwriting agreement provides that the closing will occur on     , 2026, which is     business days after the date of this prospectus supplement (such settlement cycle being referred to as “T+ ”). Rule 15c6-1 under the Exchange Act generally requires that securities trades in the secondary market settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade any of the notes prior to the first business day before settlement will be required, by virtue of the fact that the notes will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.
Notices to Prospective Investors in Non-U.S. Jurisdictions
European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus are not prospectuses for purposes of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the EU Prospectus Regulation (“EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Concentrix nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and is not an approved prospectus for the purposes of Section 85 of the FSMA and has not been approved by the Financial Conduct Authority or any other competent authority. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any documents or materials relating to the notes or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Concentrix.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement, the accompanying prospectus and any related free writing prospectus are not prospectuses for purposes of Regulation (EU) 2017/1129, as amended, as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Concentrix nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom; (ii) a customer within the meaning of the provisions of the FSMA, and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law of the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person or entity for the purposes of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons and entities outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “Financial Instruments and Exchange Act”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes offered by this prospectus supplement may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(1)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
The validity of the notes being offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP.
EXPERTS
The consolidated financial statements of Concentrix Corporation as of November 30, 2025, and for the year then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Concentrix Corporation as of November 30, 2024, and for each of the years in the two-year period ended November 30, 2024, have been incorporated by reference herein and in the accompanying prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The descriptions contained or incorporated by reference in this prospectus supplement and the accompanying prospectus of the indenture and any other agreements that we have entered into or will enter into in connection with this offering do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus and any references to this website or any other website are inactive textual references only.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.concentrix.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:
•	our Annual Report on Form 10-K for the year ended November 30, 2025, filed with the SEC on January 28, 2026; and
•
the information from our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 13, 2025 specifically incorporated by reference into our Annual Report on Form 10-K for the year ended November 30, 2024.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Corporate Secretary, Concentrix Corporation, 39899 Balentine Drive, Suite 235, Newark, California, 94560. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PROSPECTUS

Concentrix Corporation

Debt Securities
Common Stock
Preferred Stock
We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus may also be used by a selling securityholder of the securities described herein. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.
We may offer these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market under the symbol “CNXC.” On July 13, 2023, the last reported sale price of our common stock on the Nasdaq Stock Market was $87.86 per share.
Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 17, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information included or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time.
This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.
Unless the context otherwise requires, references in this prospectus to “Concentrix,” “we,” “us” and “our” refer to Concentrix Corporation and its subsidiaries.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CONCENTRIX CORPORATION
We are a leading global provider of customer experience (“CX”) solutions and technology that help iconic and disruptive brands drive deep understanding, full lifecycle engagement, and differentiated experiences for their end-customers around the world. We provide end-to-end capabilities, including CX process optimization, technology innovation, front- and back-office automation, analytics and business transformation services to clients in five primary industry verticals. Our differentiated portfolio of solutions supports Fortune Global 500 as well as high-growth companies across the globe in their efforts to deliver an optimized, consistent brand experience across all channels of communication, such as voice, chat, email, social media, asynchronous messaging, and custom applications. We strive to deliver exceptional services globally supported by our deep industry knowledge, technology and security practices, talented people, and digital and analytics expertise.
We trace our roots back to 2004 when SYNNEX Corporation, now known as TD SYNNEX Corporation (“TD SYNNEX”) acquired BSA Sales, Inc. (“BSA Sales”), a company with 20 employees focused on helping clients through outsourced sales and marketing services. In 2006, TD SYNNEX combined New York-based Concentrix with BSA Sales under the Concentrix name, with the goal of bringing technology and innovation into businesses to help clients reimagine and design the next generation of experiences. On December 1, 2020, Concentrix and our technology-infused CX solutions business were separated from TD SYNNEX and became an independent public company. Concentrix Corporation was incorporated in Delaware in December 2009. Our principal executive offices are located at 39899 Balentine Drive, Newark, California 94560 and our telephone number is (800) 747-0583. Our website address is www.concentrix.com. Our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS
When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus and any prospectus supplement.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock, preferred stock, or other securities. See “Where You Can Find More Information.”
Authorized Capital Stock
Under Concentrix’ amended and restated certificate of incorporation, the total number of shares of all classes of shares that Concentrix has authority to issue is 260,000,000, including 250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. Except as otherwise provided in Concentrix’ amended and restated certificate of incorporation or in a board resolution, shares purchased, redeemed by, surrendered to, or otherwise acquired by Concentrix assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares.
Concentrix Common Stock
The holders of shares of Concentrix common stock are entitled to dividends as Concentrix’ board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of Concentrix preferred stock that may be issued in the future. The holders of shares of Concentrix common stock are entitled to one vote per share on any matter to be voted upon by Concentrix stockholders and Concentrix’ amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors.
No holder of shares of Concentrix common stock has any preemptive right to subscribe for any shares of Concentrix capital stock issued in the future, and there are no redemption or sinking fund provisions applicable to the common stock.
Upon any voluntary or involuntary liquidation, dissolution, or winding up of Concentrix’ affairs, the holders of shares of Concentrix common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of Concentrix preferred stock that may be issued in the future. All of the outstanding shares of common stock are fully paid and non-assessable.
Concentrix Preferred Stock
Under Concentrix’ amended and restated certificate of incorporation, Concentrix’ board of directors, without further action by the Concentrix stockholders, is authorized to issue shares of preferred stock in one or more classes or series. Concentrix’ board of directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The shares of Concentrix preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of shares of Concentrix common stock. The issuance of shares of Concentrix preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of shares of Concentrix common stock might believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares. Concentrix currently has no plans to issue any shares of preferred stock.
Certain Anti-Takeover, Limited Liability, and Indemnification Provisions
Concentrix’ amended and restated certificate of incorporation and amended and restated bylaws described below may have the effect of delaying, deferring, or discouraging another person from acquiring control of Concentrix.
Concentrix Certificate of Incorporation and Bylaw Provisions
Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws include provisions that may have the effect of discouraging, delaying, or preventing a change in control or an unsolicited acquisition proposal that a Concentrix stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by Concentrix’ stockholders. These provisions are summarized in the following paragraphs.
•
Supermajority Voting. Concentrix’ amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of Concentrix’ combined voting power to effect certain amendments to Concentrix’ amended and restated certificate of incorporation. Concentrix’ amended and restated bylaws may be amended by either a majority of Concentrix’ board of directors, or the holders of 66 2/3% of Concentrix’ voting stock.

•
Authorized but Unissued or Undesignated Capital Stock. Concentrix’ authorized capital stock consists of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) shares of Concentrix stock may be issued by Concentrix’ board of directors in one or more transactions without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. Moreover, Concentrix’ amended and restated certificate of incorporation grants Concentrix’ board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of Concentrix preferred stock pursuant to Concentrix’ board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of Concentrix common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. Concentrix’ board of directors does not currently intend to seek Concentrix’ stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

•
No Stockholder Action by Written Consent. Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of Concentrix’ stockholders may only be taken at a duly called annual or special meeting of Concentrix’ stockholders. This provision prevents Concentrix’ stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by Concentrix’ board of directors.

•
Notice Procedures. Concentrix’ amended and restated bylaws establish advance notice procedures with regard to all Concentrix stockholder proposals to be brought before meetings of Concentrix stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors, and amendments to Concentrix’ amended and restated certificate of incorporation or Concentrix’ amended and restated bylaws. These procedures provide that notice of such Concentrix stockholder proposals must be timely given in writing to Concentrix’ Secretary prior to the meeting. The notice must contain certain information specified in Concentrix’ amended and restated bylaws.

•
No Cumulative Voting. The General Corporation Law of the State of Delaware (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Concentrix’ amended and restated certificate of incorporation does not provide for cumulative voting.

•
Concentrix Board and Vacancies. Concentrix’ amended and restated bylaws provide that the number of directors on its board of directors is fixed exclusively by its board of directors. Any vacancies created in its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office, or other cause may only be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Concentrix’ board of directors will be appointed for a term expiring at the next annual meeting, and until his or her successor has been elected and qualified. Any director or the entire board of directors may be removed, with or without cause, by the holders of not less than a majority of the voting power of the capital stock entitled to vote at an election of directors.

•
Special Meetings of Stockholders. Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws provide that special meetings of Concentrix stockholders may be called only by the secretary only at the request of the chairman of Concentrix’ board of directors, Concentrix’ chief executive officer or president, or by a majority of Concentrix’ board of directors. Stockholders may not call special stockholder meetings.

•
Exclusive Forum. Concentrix’ amended and restated bylaws contain a forum selection provision for the adjudication of certain disputes. Unless Concentrix consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on Concentrix’ behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of Concentrix’ directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants. Unless Concentrix consents in writing to the selection of an alternative forum, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) against Concentrix or any of Concentrix’ directors, officers, other employees or agents will be the U.S. federal district courts.

Limitations on Liability
Concentrix’ amended and restated certificate of incorporation limits the liability of the Concentrix directors (in their capacity as directors but not in their capacity as officers) to Concentrix or Concentrix stockholders to the fullest extent permitted by Delaware law. Specifically, Concentrix directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	For any breach of the director’s duty of loyalty to Concentrix or Concentrix stockholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemption; or
•	For any transaction from which the director derived an improper personal benefit.
Indemnification Arrangements
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and Concentrix’ amended and restated certificate of incorporation includes such an exculpation provision. Concentrix’ amended and restated certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Concentrix, or for serving at Concentrix’ request as a director or officer or another position at another corporation or enterprise, as the case may be. Concentrix’ amended and restated certificate of incorporation and amended and restated bylaws also provide that Concentrix must advance reasonable expenses to its directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party. Concentrix’ amended and restated bylaws expressly authorize us to carry directors’ and officers’ insurance to protect Concentrix, its directors, officers and certain employees from certain liabilities.
Concentrix has entered into indemnification agreements with each of its directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.
The limitation of liability and indemnification provisions in Concentrix’ amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Concentrix’ directors and officers, even though such an action, if successful, might otherwise benefit us and Concentrix’ stockholders. However, these provisions do not limit or eliminate Concentrix’ rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any Concentrix directors, officers, or employees for which indemnification is sought.

Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.
We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES
We may issue, from time to time, debt securities, in one or more series. The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities. These debt securities that we may issue include senior notes, senior subordinated notes, subordinated notes, convertible notes and exchangeable notes. The debt securities we offer will be issued under an indenture (the “indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”). The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”).
As used in this section only, “we,” “us” and “our” refer to Concentrix Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations set forth below under “—Covenants”, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any additional restrictive covenants for that series of debt securities will be described in the applicable prospectus supplement for such debt securities.
We may issue the debt securities issued under the indenture as “original issue discount securities,” which means they may be issued with “original issue discount” (“OID”), greater than the statutorily defined de minimis amount or otherwise designated by us as issued with OID, for U.S. federal income tax purposes. Special U.S. federal income tax considerations applicable to any debt securities issued with OID will be described in more detail in the applicable prospectus supplement for such debt securities.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•	the title of those debt securities;
•	any limit on the aggregate principal amount of that series of debt securities;
•	the date or dates on which the debt securities of that series may be issued and the date or dates on which principal of, and premium, if any, on, the debt securities of that series is payable;
•
the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend or defer the interest payment periods and the duration of the extensions or deferrals;
•	if other than U.S. dollars, the currency in which the debt securities of that series will be denominated;
•
if the amount of payments of principal of, and premium, if any, or interest on the debt securities of that series is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities of that series are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•
the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•
the price or prices at which, the period or periods within which or the date or dates on which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	the denominations in which those debt securities will be issuable;
•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•	whether the debt securities of that series will be issued with OID and the amount of discount or premium, if any, with which the debt securities of that series will be issued;
•	whether and upon what terms the debt securities of that series may be defeased in whole or in part, if different from the provisions set forth in the indenture;
•	whether the debt securities of that series are to be issued in whole or in part in the form of one or more global debt securities and, in such case, the depositary for such global debt securities;
•	whether the debt securities of that series are to be convertible or exchangeable for other securities, and, in such case, the conversion or exchange prices or rates and adjustments thereto;
•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other indebtedness;
•	the nature and terms of any security for any secured debt securities of that series;
•	provisions, if any, granting special rights to holders of the debt securities of that series upon the occurrence of specified events;
•	the events of default and covenants relating to those debt securities that are in addition to, modify or delete those described in this prospectus;
•	whether the payment of our debt securities will be guaranteed by any other person; and
•	any other specific terms of the debt securities of that series.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
A series of debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement for such debt securities. The terms will include, among others, the following:
•	the conversion or exchange price of the debt securities of that series;
•	the conversion or exchange period of the debt securities of that series;
•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities of that series;
•	events requiring adjustment to the conversion or exchange price of those debt securities; and
•	provisions affecting conversion or exchange in the event of our redemption of those debt securities.
Ranking
Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our general unsecured obligations and will rank equally in right of payment with each other and with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the debt securities will be structurally subordinated to all existing and future indebtedness of our subsidiaries that do not guarantee the debt securities (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets that secure such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.
Covenants
Change of Control Offer
If a Change of Control Triggering Event (as defined below under “—Certain Definitions”) occurs with respect to the debt securities of a series, unless we have exercised our right to redeem the debt securities of such series, we will be required to make an offer to each holder of the debt securities of that series to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s debt securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the date of purchase of such debt securities (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date); provided that after giving effect to such purchase, any debt securities of such series that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 in excess of that amount.
Within 30 days following any Change of Control Triggering Event with respect to any series of debt securities or, at our option, prior to any Change of Control (as defined below under “—Certain Definitions”) but after the public announcement of the transaction or transactions that constitute or may constitute such Change of Control, except to the extent that we have exercised our right to redeem the debt securities of the relevant series, we will deliver a notice (a “Change of Control Offer”) to each holder of the debt securities of such series (which may be sent through electronic transmission) with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase the debt securities of such series on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice may, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event and/or any other related transaction or event being consummated on or prior to the Change of Control Payment Date specified in the notice.
On each Change of Control Payment Date, we will, to the extent lawful:
(a)	accept for payment all debt securities of the applicable series or portions of such debt securities properly tendered pursuant to the applicable Change of Control Offer;
(b)
deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered pursuant to the applicable Change of Control Offer; and

(c)
deliver or cause to be delivered to the trustee the debt securities properly tendered together with an officer’s certificate stating the aggregate principal amount of the debt securities or portions of debt securities being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with our purchase of debt securities pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in such debt securities, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.
Holders of debt securities electing to have debt securities purchased pursuant to a Change of Control Offer will be required to surrender their debt securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the Change of Control Offer, or transfer such debt securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of any series of debt securities then outstanding validly tender and do not withdraw such debt securities in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchase all of the debt securities of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all the debt securities of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of such redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require us to repurchase its debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
The provisions of the indenture relating to our obligation to make a Change of Control Offer with respect to the debt securities upon a Change of Control Triggering Event may be waived or modified in respect of each applicable series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding.
Restrictions on Liens
The indenture provides that we will not, and will not permit any Restricted Subsidiary (as defined below under “—Certain Definitions”) to, create or incur any Lien (as defined below under “—Certain Definitions”) on any shares of stock of a Restricted Subsidiary or Principal Property (as defined below under “—Certain Definitions”) of ours or of a Restricted Subsidiary, whether those shares of stock of a Restricted Subsidiary or Principal Property are owned at the Initial Issue Date (as defined below under “—Certain Definitions”) or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the debt securities outstanding under the indenture (together with, if we shall so determine, any other indebtedness or other obligations the terms of which (or the terms of any agreement evidencing or relating to which) require that such indebtedness be so secured) equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:
(a)
the creation of any Lien on any shares of stock of a Restricted Subsidiary or any Principal Property acquired, purchased or leased after the Initial Issue Date (including acquisitions by way of merger or consolidation, and including capital lease or purchase money transactions in connection with any such acquisition) by us or a Restricted Subsidiary, contemporaneously with that acquisition, purchase or lease, or within 18 months thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock of a subsidiary or any Principal Property acquired after the Initial Issue Date existing at the time of the acquisition, purchase or lease or the acquisition of any shares of stock of a subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock of a subsidiary or any Principal Property so acquired, purchased or leased and fixed improvements (and any accessions or additions thereto, and proceeds thereof) on that Principal Property;

(b)	any Lien on any shares of stock of a subsidiary or any Principal Property existing on the Initial Issue Date;
(c)	any Lien on any shares of stock of a subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;
(d)	any Lien on any Principal Property being constructed or improved securing loans to finance the construction or improvements of that property;
(e)
any Lien created by a lease of any Principal Property, which under GAAP as in effect as of the Initial Issue Date would be characterized as an operating lease, whether entered into before or after the Initial Issue Date, including Liens arising under or in connection with Synthetic Leases (as defined below under “—Certain Definitions”), if any, or any refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof to the extent permitted thereby;

(f)
any Lien on shares of stock of a subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, qualified private activity bonds and similar financings;

(g)
any mechanics’, materialmen’s, carriers’, warehousemen’s or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(h)
any Lien on any shares of stock of a subsidiary or any Principal Property for taxes, assessments or governmental charges or levies that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(i)	any Lien on any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;
(j)
any landlord’s Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and rights under leases, licenses, sub-leases, easements, rights-of-way, zoning and other restrictions, irregularities in title, and other similar Liens not materially impairing the use or value of the property involved;

(k)	Liens on property incurred in sale and lease-back transactions permitted under “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” below;
(l)
Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our subsidiaries;

(m)
in the case of (i) any subsidiary that is not a wholly owned subsidiary or (ii) the equity interests in any Person (as defined below under “—Certain Definitions”) that is not a subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to shares of stock or other equity interests in such subsidiary or such other Person set forth in the constitutive documents or other applicable agreement of such subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;

(n)	Liens in favor of the trustee and/or the holders granted in accordance with the indenture; and
(o)
any refinancing, renewal, restructuring, substitution, extension, modification or replacement for any Lien permitted by any of the preceding clauses, provided that, in the case of a Lien permitted under clauses (a), (b) or (d), the amount of indebtedness secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and refinance, renew, restructure, substitute, extend, modify, or replace those Liens; provided that at the time of and after giving effect to the creation, assumption, refinancing, renewal, restructuring, substitution, extension, modification or replacement, Exempted Debt (as defined below under “—Certain Definitions”) does not exceed 15% of our and any of our subsidiaries’ Consolidated Tangible Assets (as defined below under “—Certain Definitions”).
Restrictions on Sale and Lease-back Transactions Involving Principal Properties
The indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person pursuant to which we or any Restricted Subsidiary leases any Principal Property as an entirety, or any substantial portion of that Principal Property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary, except to us or to a Restricted Subsidiary and except for any lease for a period of not more than three years or which may be terminated by us or our Restricted Subsidiaries within a period of not more than three years (any such transaction, a “sale and lease-back transaction”), unless:
(a)
such sale and lease-back transaction was entered into prior to the Initial Issue Date of the debt securities, and any refinancing, renewal, restructuring, substitution, extension, modification or replacement of such transaction, so long as the affected Principal Property is substantially similar or the same in nature to the Principal Property subject to the sale and lease-back transaction refinanced, renewed, restructured, substituted, extended, modified or replaced;

(b)
we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under “—Restrictions on Liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt (as defined below under “—Certain Definitions”) in an amount equal to the Attributable Debt (as defined below under “—Certain Definitions”) with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities;

(c)
we promptly inform the trustee in writing of the sale and lease-back transaction, and we cause an amount equal to the fair value (as determined by us in good faith) of the Principal Property to be applied to any (or a combination) of (1) the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the Principal Property sold, or (2) the retirement within 365 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the debt securities; provided that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 365 days after the sale and lease-back transaction, deliver or cause to be delivered to the trustee for cancellation debt securities evidencing Funded Debt of ours (which may include the debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not yet otherwise applied as a credit against an obligation to redeem or retire such debt securities, and an officer’s certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debt securities in lieu of retiring Funded Debt as provided in the indenture.

If we deliver debt securities and an officer’s certificate to the trustee pursuant to the proviso to clause (c) above, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices of the applicable debt securities so delivered or, if there are no such redemption prices, the principal amount of those debt securities. If the applicable debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debt securities were issued.
Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions involving any Principal Property in addition to those permitted by this paragraph, without any obligation to retire any outstanding debt securities or other Funded Debt; provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15% of our or any of our subsidiaries’ Consolidated Tangible Assets.
Merger, Consolidation and Sale of Assets
The indenture provides that we will not consolidate with or merge into any other entity, or sell or lease, all or substantially all our assets to another entity in one transaction or a series of related transactions, and no entity may consolidate with or merge into us, unless:
(a)
we will be the surviving entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities; provided that in the case where such surviving entity is not a corporation, a co-obligor of the debt securities is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b)
immediately before and after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture; and

(c)	we shall deliver to the trustee an officer’s certificate and an opinion of counsel each to the effect that the transaction complies with the terms of the indenture.
Reports
At any time we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, we will file with the trustee, within 15 days after it has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that it may be required to file with the

SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC). Documents delivered to the trustee by electronic means or filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so delivered or filed via EDGAR (or such successor system), it being understood that the trustee shall have no obligation to determine whether such filings have been made or be deemed to have knowledge of the information contained therein.
To the extent any information is not provided within the time periods specified in this “—Reports” section and such information is subsequently provided, we will be deemed to have satisfied our obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.
Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate).
Events of Default
The indenture provides that each of the following constitutes an “event of default” with respect to any series of debt securities unless it is inapplicable to a particular series of debt securities:
(a)	default for 30 days in the payment of any interest when due on the debt securities of such series;
(b)	default in the payment of principal of, or premium, if any, on, the debt securities of such series, when due at maturity, upon redemption or otherwise;
(c)
default in the performance, or breach, of any covenant or agreement in the indenture applicable to such series of debt securities, and continuance of such default or breach for 90 days after a Notice of Default (as defined below) shall have been given to us;

(d)	certain events of bankruptcy, insolvency or reorganization involving us;
(e)	a failure to purchase the series of debt securities tendered for purchase in respect of such Change of Control Offer as required under the section “—Covenants—Change of Control Offer”; and
(f)
default under any loan, mortgage, indenture, credit agreement or similar instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by us (or the payment of which is guaranteed by us), other than indebtedness owed to its subsidiaries, whether such indebtedness or guarantee now exists or is created after the original issue date of the debt securities of such series, which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or (ii) results in the acceleration of such indebtedness prior to its maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates in excess of $400,000,000.

Any event of default under one series of debt securities is not necessarily an event of default under any other series of debt securities.
A default under clause (c) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
We will be required to furnish the trustee annually with an officer’s certificate as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the respective holders of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the respective holders to do so.
If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.
If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.
Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security and/or indemnity satisfactory to the trustee. Subject to the provisions for the security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the debt securities, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other holders (it being understood that the trustee shall have no obligation to determine if such action is unduly prejudicial to the rights of such holders) or may involve the trustee in liability, unless the trustee is offered security and/or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction. No holder will have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security and/or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the debt securities of that series on or after the due dates expressed in the debt securities and to institute a suit for the enforcement of that payment.
Legal Defeasance and Covenant Defeasance
The indenture provides that we may discharge all of our obligations with respect to any series of debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if:
(a)
we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

(b)
no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

(c)
we deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that (x) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (y) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series. In the case of a defeasance, this opinion must confirm that either (i) we have received a ruling to that effect from or published by the Internal Revenue Service or (ii) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, and such opinion must be based thereon.
Satisfaction and Discharge
The indenture will, upon company order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for in the indenture, rights to receive payments of principal of, and premium, if any, and interest, if any, on, such debt securities and certain rights of the trustee) and the trustee, at our expense, shall execute such instruments reasonably requested by us acknowledging satisfaction and discharge of the indenture, when,
(a)	either:
(i)
all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities that have been destroyed, lost or stolen and that have been replaced or paid and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(ii)
all debt securities of such series not theretofore delivered to the trustee for cancellation, (A) have become due and payable, or (B) shall become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and in the case of (A), (B) or (C), we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated (except as otherwise provided in the indenture) sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law, is filed with respect to us within 91 days after the deposit and the trustee is required to return the moneys then on deposit with the trustee to us, our obligations under the Indenture with respect to such debt securities shall not be deemed terminated or discharged;
(b)	we have paid or caused to be paid all other sums payable under the indenture by us; and
(c)
we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Waiver
Subject to certain exceptions, the indenture and the debt securities of a series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series) and any existing or past default or event of default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series); provided that (i) if any such amendment or waiver will only affect one series of debt securities (or less than all series of debt securities) then outstanding under the indenture, then only the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required and (ii) if any such amendment or waiver by its terms will affect a series of debt securities in a manner that is different from and materially adverse relative to the manner in which such amendment or waiver affects other series of the debt securities, then the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required. However, without the consent of each holder of a debt security affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver may (with respect to any debt securities held by a non-consenting affected holder):
•	reduce the interest rate of or extend the time for payment of interest on any debt security (other than any change to the notice periods with respect to any redemption);
•	reduce the principal of or change the stated maturity of any debt security;
•
waive a default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities (with respect to a default that does not result from non-payment) by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the payment default that resulted from such acceleration;

•
reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed (other than any change to the notice periods with respect to such redemption);

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;
•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•
reduce the percentage of the holders of outstanding debt securities of such series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; and

•
modify any of the amendment and waiver provisions or any provisions relating to the waiver of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest on the debt securities, or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected thereby.

A debt security does not cease to be outstanding because we or any of our affiliates holds the debt security; provided that in determining whether the holders of the requisite majority of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture with respect to any series of debt securities, debt securities of such series owned by us or any of our affiliates shall be disregarded and deemed not to be outstanding if such ownership is known by a Trust Officer.
Notwithstanding the foregoing, we may amend or modify the indenture and the debt securities without the consent of any holder of debt securities of the applicable series in order to:
•	cure any ambiguity, omission, mistake, defect or inconsistency;
•
conform the text of the indenture or the debt securities to any provision under the heading “Description of Debt Securities,” or similar heading, in the offering memorandum, prospectus or similar document in respect of the debt securities;

•
add further covenants, restrictions, conditions or provisions relating to us for the protection of the holders and events of default for the benefit of holders or to surrender any right or power conferred upon us;

•
provide for the issuance of additional debt securities, and to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that, the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code;

•
provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provisions described under the “—Merger, Consolidation and Sale of Assets” covenant are complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•	add guarantees or co-obligors with respect to the debt securities;

•
secure the debt securities including to add collateral and matters related thereto including entering into intercreditor arrangements, in each case when permitted or required under the indenture and the debt securities, and to release and discharge any lien when permitted or required under the indenture and the debt securities;

•	add or appoint a successor or separate trustee;
•	make any change that does not adversely affect in any material respect the interests of any holder of debt securities;
•
modify or amend any of the provisions of the indenture relating to the transfer and legending of debt securities; provided that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer debt securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act.
The consent of the holders of debt securities is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment, supplement or waiver under the indenture becomes effective, we are required to mail to holders of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of debt securities, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
Paying Agent and Registrar for the Debt Securities
We will maintain a paying agent and registrar for the debt securities of each series in the United States (the “paying agent”). The trustee will initially act as the paying agent for the debt securities of each series. We may change the paying agent or registrar under the indenture without prior notice to the holders of the debt securities of such series, and we or any of our affiliates may act as paying agent or registrar with respect to any series of the debt securities.
Upon our written request, the registrar shall provide us with a copy of the register to enable us to maintain a register of the debt securities of any series at our registered offices.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of us or any of our subsidiaries, as such, will have any liability for any of our obligations under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, by accepting such debt security, waives and releases all such liability. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that, to the fullest extent permitted by law, the parties to the indenture and each holder of debt securities waive their rights to a jury trial with respect to litigation arising out of or in connection with the indenture.
Certain Definitions
“Attributable Debt” means, with respect to any sale and lease-back transaction, the present value (discounted in accordance with GAAP at the rate set forth or implicit in the terms of the lease included in such sale and lease-back transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Capital Stock” means:
(a)	in the case of a corporation, corporate stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following:
(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(b)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or our subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; or

(c)	the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Consolidated Tangible Assets” means all assets of a Person, other than assets that are considered to be intangible assets, as set forth in such Person’s most recent consolidated balance sheet and computed in accordance with GAAP.
“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:
(a)
indebtedness of ours and our Restricted Subsidiaries incurred after the Initial Issue Date and secured by Liens created or assumed or permitted to exist as described above under the last paragraph of “—Covenants—Restrictions on Liens;” and

(b)
Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into as described above under the last paragraph of “—Covenants—Restrictions on Sale and Lease-back Transactions involving Principal Properties.”

“Fitch” means Fitch, Inc., a subsidiary of Finlac, S.A., and its successors.
“Funded Debt” means all indebtedness, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and at the date of any computation. Notwithstanding any other provision contained herein, all terms of an accounting nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under FASB ASC 825-10-25 (or any other Accounting Standards Codification of the Financial Accounting Standards Board having a similar result or effect) to value any indebtedness of any Person at “fair value”, as defined therein, (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under FASB ASC 470-20 (or any other Accounting Standards Codification of the Financial Accounting Standards Board having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board to the extent such application results in indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof. If there occurs a change in generally accepted accounting principles in the United States occurring after the Initial Issue Date and such change would cause a change in the method of calculation of any term or measure used in the indenture (an “Accounting Change”), then we may elect, as evidenced by our written notice to the trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred; provided that, with respect to any Accounting Change, in our good faith determination, our election to calculate such term or measure as if such Accounting Change had not occurred will not be less favorable to the holders in any material respect than the method of calculation of such term or measure as in effect on the Initial Issue Date.
“holder” means each person in whose name the debt securities are registered on the registrar’s books.
“Initial Issue Date” means, with respect to any series of debt securities, the date of the original issuance of the first debt securities of such series.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of the foregoing, we or any subsidiary will be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.
“Principal Property” means our corporate headquarters and any warehouse or distribution center, together with any land, land improvements, buildings and fixtures related thereto, owned or leased at the Initial Issue Date or acquired after that date by us or any of our Restricted Subsidiaries and which is located within the United States, other than:
(a)	any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or
(b)	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the debt securities or fails to make a rating of the debt securities publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Ratings Event” means, with respect to a series of debt securities, (x) if the debt securities are at such applicable time rated by three Rating Agencies, ratings of the debt securities of that series are lowered by at least two of the Rating Agencies and the debt securities of that series are rated below Investment Grade by at least two of the Rating Agencies or (y) if the debt securities are at such applicable time rated by two Rating Agencies, ratings of the debt securities of that series are lowered by each of the Rating Agencies and the debt securities of that series are rated below Investment Grade by each of the Rating Agencies, in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the debt securities of that series is under publicly announced consideration for a possible downgrade by any of the applicable Rating Agencies, to the extent that a determination of a downgrade below Investment Grade by such Rating Agency would result in a Ratings Event).
“Restricted Subsidiary” means a subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States; and (b) which owns a Principal Property.
“S&P” means S&P Global Ratings, an S&P Global Inc. business, and its successors.
“Synthetic Lease” means, as to any Person, (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of real or personal property, in each case, creating obligations that may not appear on the balance sheet of such Person but which, upon the application of any bankruptcy (or similar) law for the relief of debtors to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Trust Officer” means any officer within the corporate trust administration department of the trustee, with direct responsibility for performing the trustee’s duties under the Indenture and also means, with respect to a particular corporate trust matter relating to the Indenture, any other officer of the trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

FORMS OF SECURITIES
Each senior debt security will be represented by one or more global securities representing the entire issuance of securities or, if indicated in the applicable prospectus supplement, a certificate issued in definitive form to a particular investor. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the senior debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Registered Global Securities
We may issue the registered senior debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security:
•	will not be entitled to have the securities represented by the registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and
•	will not be considered the owners or holders of the securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal, premium, if any, and interest, if any, on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee, or any other agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with the sale of our securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
Our common stock is currently listed on the Nasdaq Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The consolidated financial statements of Concentrix Corporation as of November 30, 2022 and 2021, and for each of the years in the three-year period ended November 30, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2022 have been incorporated by reference in this prospectus and elsewhere in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, included in our Current Report on Form 8-K filed on July 17, 2023, which are incorporated by reference in this registration statement, have been audited by Deloitte & Associés and PricewaterhouseCoopers Audit, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.concentrix.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended November 30, 2022;
•	our Quarterly Reports on Form 10-Q filed on April 7, 2023 and July 7, 2023;
•
our Current Reports on Form 8-K filed on March 27, 2023, March 29, 2023 (SEC Accession No. 0001803599-23-000075), March 30, 2023, March 31, 2023, April 26, 2023, June 12, 2023, July 17, 2023 (SEC Accession No. 0001803599-23-000159) and July 17, 2023 (SEC Accession No. 0001140361-23-034695); and

•	the description of our common stock set forth in Exhibit 99.1 to the Registration Statement filed on Form 10/A on November 4, 2020.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Corporate Secretary, Concentrix Corporation, 39899 Balentine Drive, Newark, California, 94560. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

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Concentrix Corporation
      % Senior Notes due 20

Joint Book-Running Managers

BofA Securities	J.P. Morgan